Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Quintana Energy Services Inc. of our report dated April 25, 2017 relating to the financial statements of the Archer Well Services Entities, which appears in Quintana Energy Services Inc.’s Registration Statement on Form S-1 (No. 333-219837).

/s/ PricewaterhouseCoopers LLP

Houston, Texas

February 13, 2018